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                                                                   EXHIBIT 99.1

[ILEX ONCOLOGY LOGO]

NEWS
RELEASE

FOR IMMEDIATE RELEASE


                  ILEX ONCOLOGY ANNOUNCES THIRD QUARTER RESULTS

       -- COMPANY CONTINUES TO EXPAND AND ADVANCE ITS PRODUCT PIPELINE --


SAN ANTONIO, Texas (November 1, 2000) - ILEX(TM) Oncology, Inc. (Nasdaq: ILXO) today reported that total revenues for the third quarter of 2000 reached $7.4 million, up 48% over the third quarter of 1999, driven by a strong increase in contract research (CRO) services revenue. The third quarter 2000 loss decreased to $8.6 million, or a loss of $0.34 per share, compared to the third quarter 1999 loss of $16.2 million, or a loss of $1.00 per share.

"We continue to deliver on our business plan by deploying capital to expand our product pipeline and accelerate our development program," said President and CEO Richard Love. "We are taking our first angiogenesis inhibitor, NM-3, into the clinic and advancing our apoptosis inducer, APOMINE(TM), into Phase II development. Additionally, we are acting quickly to move ILX-651, our newly in-licensed dolastatin compound, into the clinic early next year."

Commenting on the status of CAMPATH(R) (alemtuzumab), the company's leading drug candidate, Love said, "ILEX and our development partner, Millennium Pharmaceuticals, Inc., are continuing to work constructively with the reviewers at both the U.S. Food and Drug Administration and the European Agency for the Evaluation of Medicinal Products toward obtaining approvals in both markets. We are actively preparing to present our Biologics License Application for CAMPATH at

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the upcoming December meeting of the FDA's Oncologic Drugs Advisory Committee, and I remain optimistic that CAMPATH will be approved in the U.S. by the end of this year."

RECENT OPERATING HIGHLIGHTS

In addition to releasing its third quarter financial results, the company reviewed the following recent highlights of operations:

o Notification from the FDA that CAMPATH will be reviewed by the Oncologic Drugs Advisory Committee (ODAC) at the panel's December 14 meeting.

o Initiation of a Phase II clinical trial in France of APOMINE, an orally active bisphosphonate tetra-ester derivative being co-developed by ILEX and Symphar S.A. of Geneva, Switzerland, in prostate cancer.

o Initiation of a Phase I clinical trial in France of NM-3, the company's lead angiogenesis inhibitor.

o In-license of ILX-651, a novel, orally active anti-cancer compound, from BASF Pharma of Ludwigshafen, Germany. A synthetic pentapeptide analog of dolastatin, ILX-651 has a mechanism of action similar to taxanes (e.g., TAXOL(R) and Taxotere(R)), yet appears to be active against taxane-resistant tumor models. ILEX plans to file an Investigational New Drug application with the FDA by year-end 2000 and launch clinical trials in early 2001. ILEX and BASF are finalizing an agreement giving ILEX an option on a second compound, Elinafide, and discussing additional oncology product opportunities in the BASF R&D pipeline.

THIRD QUARTER 2000 FINANCIAL RESULTS

Total revenue for the quarter increased 48% to $7.4 million, compared with $5.0 million in the third quarter of 1999. This includes $6.6 million in revenue from the company's CRO business, up 69% from $3.9 million in the same period a year ago.

Research and development (R&D) spending totaled $10.8 million, up 177% from $3.9 million in the same period a year ago, due primarily to in-licensing costs of $4.0 million for ILX-651, as well as

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increased development spending on the company's product pipeline, particularly for NM-3 and OXYPRIM(TM).

The company's share of the loss from the CAMPATH joint venture, Millennium & ILEX Partners, L.P., totaled $2.1 million for the third quarter of 2000, up 5% from $2.0 million in the same period a year ago. Losses in the current period are primarily attributable to sales and marketing expenses in anticipation of CAMPATH commercialization.

Net interest income for the third quarter of 2000 increased to $3.5 million, compared to $0.4 million in the same quarter last year.

Net loss for the third quarter of 2000 totaled $8.6 million, or a loss of $0.34 per share, on 24.9 million weighted average shares outstanding. That compares to a net loss of $16.2 million, or a loss of $1.00 a share, on 16.2 million weighted average shares outstanding in the third quarter of 1999.

As of September 30, 2000, ILEX had $206.4 million in cash, cash equivalents, restricted investments and investments in marketable securities.

FIRST NINE MONTHS OF 2000 FINANCIAL HIGHLIGHTS

Total revenue for the first nine months of 2000 increased 71% to $21.6 million, compared with $12.6 million in the first nine months of 1999. This includes $19.0 million in revenue from the Company's CRO business, up 100% from $9.5 million a year ago.

R&D spending totaled $23.0 million in the first nine months of 2000, up 102% from $11.4 million in the first nine months of 1999. The increase was attributable to the in-licensing costs for ILX-651 and to an April 2000 license payment of $1 million for APOMINE, as well as to higher levels of development spending on the company's product pipeline, including NM-3 and the other emerging angiogenesis inhibitors and OXYPRIM, which is in a pivotal study.


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The company's share of the loss from the CAMPATH joint venture totaled $3.5 million for the first nine months of 2000, a decrease of 10% from $3.9 million in the same period of 1999. Losses in the current period are primarily attributable to sales and marketing expenses in anticipation of CAMPATH commercialization, as well as a license fee incurred by the joint venture in June 2000. CAMPATH development costs have been offset in 2000 by milestone payments received from Schering AG, the marketing and distribution partner for CAMPATH.

Total net loss for the first nine months was $16.5 million, or a loss of $0.69 per share, compared to a net loss of $18.3 million, or a loss of $1.31 per share, a year ago, excluding $25.0 million related to in-process R&D expense and special charges.

BUSINESS OUTLOOK

The following projections, based on current expectations, are forward-looking statements. Actual results may differ materially. These statements do not include the potential impact of any product in-licensing or other business transactions outside the normal course of business that may be completed after September 30, 2000.

o The company expects R&D spending for the year 2000 to range between $31.0 to $33.0 million. In addition, a milestone payment of 500,000 shares of ILEX common stock is expected to be made in the fourth quarter of 2000 related to the 1999 acquisition of Convergence Pharmaceuticals, Inc. The in-process R&D expense for the payment will be recorded at the fair market value of the stock on the date of issuance.

o Equity in the loss of the CAMPATH joint venture is expected to be between $5.0 and $7.0 million for the full year 2000.

o Revenues from the company's Services business are expected to total between $24.0 and $26.0 million for the year 2000, with a projected 2000 operating margin in the range of 14% to 16%.

o General and administrative expense is expected to be between $5.0 and $7.0 million for the year 2000.

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THIRD QUARTER CONFERENCE CALL

ILEX management will host a conference call to review the company's third quarter 2000 results and business outlook for the year 2000 at 11:00 a.m. Eastern Time on November 1, 2000. The call can be accessed live from the Investors section of the ILEX website at http://www.ilexoncology.com. A replay of the call will also be available at the same address starting approximately two hours following the call and continuing for three days following the live webcast.

ABOUT ILEX ONCOLOGY

ILEX Oncology, Inc. is a drug development company focused predominantly on the accelerated development of drugs for the treatment and prevention of cancer. The company does this in two ways: by advancing a diversified portfolio of anti-cancer drugs through its ILEX Products subsidiary, and, by offering drug development services on a contract basis to pharmaceutical and biotech companies through its ILEX Oncology Services subsidiary. These complementary businesses draw from the company's core relationships with international oncology experts, strategic alliances providing unparalleled access to patient recruitment for clinical trials, and simultaneous European and US drug development and approval capabilities. Further information about ILEX can be found on the company's website at www.ilexoncology.com.

Certain statements made above are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, risks that could affect the development of ILEX's compounds under development include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in ILEX's compounds under development in particular including, without limitation, (i) the potential failure of the Company's compounds under development to prove safe and effective for treatment of disease; (ii) data from the clinical and preclinical trials of the Company's compounds under development may not be indicative of results that may be obtained in subsequent trials; (iii) uncertainties inherent in the early stage of the Company's compounds under development; (iv) failure to successfully implement or complete clinical trials; (v) failure to receive market clearance from regulatory agencies; (vi) the development of competing products; and (vii) uncertainties related to our dependence on third parties and partners. Other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (i) the FDA may cancel or postpone its December 2000 ODAC meeting;
(ii) the FDA or ODAC may remove the review of CAMPATH from the agenda for such meeting; (iii) CAMPATH may fail to receive market clearance from regulatory agencies; (iv) the failure to respond adequately to requests for information from the FDA or EMEA; (v) ability of ILEX to execute its business plan; (vi) unanticipated or increased research and development, CAMPATH pre-commercialization marketing and selling and general and administrative expenditures; (vii) competitive factors; (viii) demand for the

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Company's CRO services; (ix) uncertainties in outsourcing trends in the pharmaceutical industry; (x) uncertainties inherent in depending on third parties and (xi) those risks described in the Company's Form S-3 filed March 8, 2000 (Commission file #333-32000) and the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and in other filings made by the Company with the SEC. The Company disclaims any obligation to update these forward-looking statements.

                                       ##

Contact:

Ann Stevens, Investor Relations (210) 949-8230



                               ILEX ONCOLOGY, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                       SEPTEMBER 30,     DECEMBER 31,
                                                                                           2000              1999
                                                                                       -------------     ------------
                                                                                       (Unaudited)
ASSETS
        Cash, cash equivalents, restricted investments and marketable securities       $    206,383      $     89,126
        Receivables, net                                                                     12,463             8,481
        Prepaid expenses and other current assets                                             1,246               576
        Investment in and advances to research and development partnerships                  (5,996)           (2,534)
        Property and equipment, net of accumulated depreciation                               6,203             4,705
        Other assets                                                                            192                --
                                                                                       ------------      ------------
          TOTAL ASSETS                                                                 $    220,491      $    100,354
                                                                                       ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities                                                            $     17,037      $     10,324
        Long-term liabilities                                                                   373               369
        Minority interest                                                                     5,007             5,082
        Stockholders' equity                                                                198,074            84,579
                                                                                       ------------      ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $    220,491      $    100,354
                                                                                       ============      ============

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                               ILEX ONCOLOGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)

                                                         THREE MONTHS ENDED         NINE MONTHS ENDED
                                                            SEPTEMBER 30,              SEPTEMBER 30,
                                                            -------------              -------------
                                                         2000          1999          2000          1999
                                                       --------      --------      --------      --------
REVENUE:
        Product development                            $    851      $  1,078      $  2,510      $  3,147
        Contract research services                        6,565         3,914        19,049         9,482
                                                       --------      --------      --------      --------
        TOTAL REVENUE                                     7,416         4,992        21,559        12,629
                                                       --------      --------      --------      --------

OPERATING EXPENSES:
        Research and development costs                   10,820         3,890        22,974        11,387
        CRO costs                                         4,638         3,824        15,379        10,324
        General and administrative                        1,821           754         4,125         2,944
        In-process research and development                  --        11,124            --        11,124
        Special charges                                      --            --            --        13,882
                                                       --------      --------      --------      --------
        TOTAL OPERATING EXPENSES                         17,279        19,592        42,478        49,661
                                                       --------      --------      --------      --------
OPERATING LOSS                                           (9,863)      (14,600)      (20,919)      (37,032)
                                                       --------      --------      --------      --------

OTHER INCOME (EXPENSE):
        Equity in income (losses) of:
           Research and development partnerships         (2,088)       (1,964)       (3,499)       (3,851)
           Contract research affiliate                       --            --            --        (3,310)
        Interest income, net                              3,464           375         8,296           915
        Minority interest in loss of consolidated
        subsidiary                                          (75)           (7)         (225)           (7)
                                                       --------      --------      --------      --------
LOSS BEFORE INCOME TAXES                                 (8,562)      (16,196)      (16,347)      (43,285)

        Provision for foreign income taxes                   (6)           --           137            --
                                                       --------      --------      --------      --------
NET LOSS                                               $ (8,556)     $(16,196)     $(16,484)     $(43,285)
                                                       ========      ========      ========      ========
BASIC & DILUTED NET LOSS PER SHARE                     $  (0.34)     $  (1.00)     $  (0.69)     $  (3.11)
                                                       ========      ========      ========      ========
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
OUTSTANDING                                              24,914        16,168        23,929        13,928
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